Exhibit 10.7

FORM OF PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT

THIS PRIVATE PLACEMENT WARRANTS PURCHASE AGREEMENT (as it may from time to time be amended, this “Agreement”), dated as of [                    ], is entered into by and between Israel Amplify Program Corp., a Cayman Islands exempted company (the “Company”), and [                    ], a [•] (the “Purchaser”).

WHEREAS, the Company intends to consummate an initial public offering of the Company’s units (the “Public Offering”), each unit consisting of one Class A ordinary share of the Company, par value $0.0001 per share (each, a “Share” and, collectively the “Shares”), and one-fifth of one redeemable warrant. Each whole warrant entitles the holder to purchase one Share at an exercise price of $11.50 per Share, as set forth in the Company’s Registration Statement on Form S-1, filed with the U.S. Securities and Exchange Commission (the “SEC”), File Number 333-254774 (the “Registration Statement”), under the Securities Act of 1933, as amended (the “Securities Act”).

WHEREAS, in connection with the subscription by the Purchaser for Class B ordinary shares of the Company, par value $0.0001, the Purchaser has agreed to purchase an aggregate of [___] warrants (and up to [___] additional warrants if the underwriter in the Public Offering exercises its option (the “Over-allotment Option”) to purchase additional units in full) (the “Private Placement Warrants”), each Private Placement Warrant entitling the holder to purchase one Share at an exercise price of $11.50 per Share, at a price of $1.5101 per warrant, subject to adjustment as described in the Warrant Agreement (as defined below).

NOW THEREFORE, in consideration of the mutual promises contained in this Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby, intending legally to be bound, agree as follows:

AGREEMENT

Section 1. Authorization, Purchase and Sale; Terms of the Private Placement Warrants.

A. Authorization of the Private Placement Warrants. The Company has duly authorized the issuance and sale of the Private Placement Warrants to the Purchaser.

B. Purchase and Sale of the Private Placement Warrants.

(i) On the date of the consummation of the Public Offering (the “IPO Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, [___] Private Placement Warrants at a price of $1.5101 per warrant for an aggregate purchase price of $[ ] (the “Purchase Price”), which shall be paid by wire transfer of immediately available funds to the Company, in accordance with the Company’s wiring instructions, at least one (1) business day prior to the IPO Closing Date. On the IPO Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company, at its option, shall deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

(ii) On the date of the closing of the Over-allotment Option or on such earlier time and date as may be mutually agreed in writing by the Purchaser and the Company (the “Over-allotment Closing Date”, and each Over-allotment Closing Date (if any) and the IPO Closing Date, a “Closing Date”), the Company shall issue and sell to the Purchaser, and the Purchaser shall purchase from the Company, up to [___] Private Placement Warrants (or, to the extent the Over-allotment Option is not exercised in full, a lesser number of Private Placement Warrants proportionate to the Over-allotment Option that is exercised) at a price of $1.5101 per warrant for an aggregate purchase price of up to $[ ] (the “Over-allotment Purchase Price”). The Purchaser shall pay the Over-allotment Purchase Price by wire transfer of immediately available funds to the Company, in accordance with the Company’s wiring instructions, at least one business day prior to the Over-allotment Closing Date. On the Over-allotment Closing Date, subject to the receipt of funds pursuant to the immediately prior sentence, the Company shall, at its option, deliver a certificate evidencing the Private Placement Warrants purchased by the Purchaser on such date duly registered in the Purchaser’s name to the Purchaser or effect such delivery in book-entry form.

C. Terms of the Private Placement Warrants.

(i) Each Private Placement Warrant shall have the terms set forth in a Warrant Agreement entered into by the Company and a warrant agent on May 10, 2021 (the “Warrant Agreement”).

(ii) On the IPO Closing Date, the Company, the Purchaser and certain other parties thereto shall enter into a registration and shareholder rights agreement (the “Registration and Shareholder Rights Agreement”), pursuant to which the Company will, among other things, grant certain registration rights to the Purchaser and certain other parties thereto relating to the Private Placement Warrants and the Shares underlying the Private Placement Warrants.

D. Pre-emptive Right to Purchase Private Placement Warrants. In the event the Company issues Working Capital Warrants to the Sponsors (each as defined in the Warrant Agreement), the Purchaser shall have the right, but not the obligation, to purchase at a price of $1.00 per warrant, a number of Pre-Emption Warrants (as defined in the Warrant Agreement) computed using the following formula:

Z = (Y / (0.8696)) - Y

Where:

Y = The number of Working Capital Warrants issued to the Sponsors

Z = The maximum number of Pre-Emption Warrants to be issued to the Purchaser

Section 2. Representations and Warranties of the Company. As a material inducement to the Purchaser to enter into this Agreement and purchase the Private Placement Warrants, the Company hereby represents and warrants to the Purchaser (which representations and warranties shall survive each Closing Date) that:

A. Incorporation and Corporate Power. The Company is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Company. The Company possesses all requisite corporate power and authority necessary to carry out the transactions contemplated by this Agreement and the Warrant Agreement.

B. Authorization; No Breach.

(i) The execution, delivery and performance of this Agreement and the Private Placement Warrants have been duly authorized by the Company as of each Closing Date. Upon execution and delivery by the Company, this Agreement will constitute a valid and binding obligation of the Company, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity). Upon issuance in accordance with, and payment pursuant to, the terms of the Warrant Agreement and this Agreement, the Private Placement Warrants will constitute valid and binding obligations of the Company, enforceable in accordance with their terms as of each Closing Date.

(ii) The execution and delivery by the Company of this Agreement and the Private Placement Warrants, the issuance and sale of the Private Placement Warrants, the issuance of the Shares upon exercise of the Private Placement Warrants and the fulfillment of and compliance with the respective terms hereof and thereof by the Company, do not and will not as of each Closing Date (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default under, (c) result in the creation of any lien, security interest, charge or encumbrance upon the Company’s share capital or assets under, (d) result in a violation of, or (e) require any authorization, consent, approval, exemption or other action by or notice or declaration to, or filing with, any court or administrative or governmental body or agency pursuant to the amended and restated memorandum and articles of association of the Company (in effect on the date hereof and as may be amended prior to completion of the Public Offering (the “Articles”)) or any material law, statute, rule or regulation to which the Company is subject, or any agreement, order, judgment or decree to which the Company is subject, except for any filings required after the date hereof under federal or state securities laws.

C. Title to Securities. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Articles, and upon registration in the Company’s register of members, the Shares issuable upon exercise of the Private Placement Warrants will be duly and validly issued as fully paid and nonassessable. On the date of issuance of the Private Placement Warrants, the Shares issuable upon exercise of the Private Placement Warrants shall have been reserved for issuance in accordance with the terms of this Agreement. Upon issuance in accordance with, and payment pursuant to, the terms hereof and the Warrant Agreement and the Articles, and upon registration in the Company’s register of members (in the case of the Shares), the Purchaser will have good title to the Private Placement Warrants purchased by it and the Shares issuable upon exercise of such Private Placement Warrants, free and clear of all liens, claims and encumbrances of any kind, other than (i) transfer restrictions hereunder and under the other agreements contemplated hereby, including, without limitation, the Insider Agreement, (ii) transfer restrictions under federal and state securities laws and (iii) liens, claims or encumbrances imposed due to the actions of the Purchaser.

D. Governmental Consents. No permit, consent, approval or authorization of, or declaration to or filing with, any governmental authority is required or appropriate in connection with the execution, delivery and performance by the Company of this Agreement or the consummation by the Company of any other transactions contemplated hereby.

E. Regulation D Qualification. Neither the Company nor, to its actual knowledge, any of its affiliates, members, officers, directors or beneficial shareholders of 20% or more of its outstanding securities, has experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

F. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company or any of the Company’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not have a material adverse effect on the Company’s ability to consummate the transactions contemplated by this Agreement.

G. Non-Public Information. The Company represents and warrants that none of the information conveyed to the Purchaser in connection with the transactions contemplated by this Agreement and the Warrant Agreement will constitute material non-public information of the Company upon the effectiveness of the Registration Statement.

H. Foreign Corrupt Practices. Neither the Company, nor, to the knowledge of the Company, any director, officer, agent, employee or other person acting on behalf of the Company has, in the course of its actions for, or on behalf of, the Company (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expenses relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977, as amended; or (iv) made any unlawful bribe, rebate, payoff, influence payment, kickback or other unlawful payment to any foreign or domestic government official or employee.

I. Compliance with Anti-Money Laundering Laws. The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and all other applicable U.S. and non-U.S. anti-money laundering laws and regulations, including, but not limited to, those of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the USA Patriot Act of 2001 and the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

Section 3. Representations and Warranties of the Purchaser. As a material inducement to the Company to enter into this Agreement and issue and sell the Private Placement Warrants to the Purchaser, the Purchaser hereby represents and warrants to the Company (which representations and warranties shall survive each Closing Date) that:

A. Organization and Requisite Authority. The Purchaser is a [•] duly incorporated, validly existing and in good standing under the laws of [•] and is qualified to do business in every jurisdiction in which the failure to so qualify would reasonably be expected to have a material adverse effect on the financial condition, operating results or assets of the Purchaser. The Purchaser possesses all requisite power and authority necessary to carry out the transactions contemplated by this Agreement.

B. Authorization; No Breach.

(i) Upon execution and delivery by the Purchaser, this Agreement will constitute a valid and binding obligation of the Purchaser, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, fraudulent conveyance or similar laws affecting the enforcement of creditors’ rights generally and subject to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

(ii) The execution and delivery by the Purchaser of this Agreement and the fulfillment of and compliance with the terms hereof by the Purchaser does not and shall not, as of each Closing Date, conflict with or result in a breach by the Purchaser of the terms, conditions or provisions of any agreement, instrument, order, judgment or decree to which the Purchaser is subject.

C. Investment Representations.

(i) The Purchaser is acquiring the Private Placement Warrants and, upon exercise of the Private Placement Warrants, the Shares issuable upon such exercise (collectively, the “Securities”) for the Purchaser’s own account, for investment purposes only and not with a view towards, or for resale in connection with, any public sale or distribution thereof.

(ii) The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D, and the Purchaser has not experienced a disqualifying event as enumerated pursuant to Rule 506(d) of Regulation D under the Securities Act.

(iii) The Purchaser understands that the Securities are being offered and will be sold to it in reliance on specific exemptions from the registration requirements of the United States federal and state securities laws and that the Company is relying upon the truth and accuracy of, and the Purchaser’s compliance with, the representations and warranties of the Purchaser set forth herein in order to determine the availability of such exemptions and the eligibility of the Purchaser to acquire such Securities.

(iv) The Purchaser did not decide to enter into this Agreement as a result of any general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D under the Securities Act.

(v) The Purchaser has been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities which have been requested by the Purchaser. The Purchaser has been afforded the opportunity to ask questions of the executive officers and directors of the Company. The Purchaser understands that its investment in the Securities involves a high degree of risk and it has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to the acquisition of the Securities.

(vi) The Purchaser understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities by the Purchaser nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(vii) The Purchaser understands that: (a) the Securities have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (1) sold in a registered transaction or (2) sold in reliance on an exemption therefrom; and (b) except as specifically set forth in the Registration and Shareholder Rights Agreement, neither the Company nor any other person is under any obligation to register the Securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. In this regard, the Purchaser understands that the SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after an initial business combination, are deemed to be “underwriters” under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 adopted pursuant to the Securities Act would not be available for resale transactions of the Securities despite technical compliance with the requirements of such Rule, and the Securities can be resold only through a registered offering or in reliance upon another exemption from the registration requirements of the Securities Act.

(viii) The Purchaser has such knowledge and experience in financial and business matters, knowledge of the high degree of risk associated with investments in the securities of companies in the development stage such as the Company, is capable of evaluating the merits and risks of an investment in the Securities and is able to bear the economic risk of an investment in the Securities in the amount contemplated hereunder for an indefinite period of time. The Purchaser has adequate means of providing for its current financial needs and contingencies and will have no current or anticipated future needs for liquidity which would be jeopardized by the investment in the Securities. The Purchaser can afford a complete loss of its investment in the Securities.

(ix) The Purchaser understands that the Private Placement Warrants shall bear the legend substantially in the form set forth in the Warrant Agreement.

D. Absence of Litigation. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Purchaser, threatened against or affecting the Purchaser or any of the Purchaser’s officers or directors, whether of a civil or criminal nature or otherwise, in their capacities as such, except as would not have a material adverse effect on the Purchaser’s ability to consummate the transactions contemplated by this Agreement

Section 4. Conditions of the Purchaser’s Obligations. The obligations of the Purchaser to purchase and pay for the Private Placement Warrants are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Company contained in Section 2 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Company shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before such Closing Date.

C. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

D. Warrant Agreement and Registration and Shareholder Rights Agreement. The Company shall have entered into the Warrant Agreement and the Registration and Shareholder Rights Agreement, each on terms satisfactory to the Purchaser.

E. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing (i) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Registration and Shareholder Rights Agreement and (ii) the issuance and sale of the Private Placement Warrants hereunder and the Shares issuable upon exercise of the Private Placement Warrants hereunder.

Section 5. Conditions of the Company’s Obligations. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the applicable Closing Date, of each of the following conditions:

A. Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 shall be true and correct at and as of such Closing Date as though then made.

B. Performance. The Purchaser shall have performed and complied with all agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or before such Closing Date.

C. Corporate Consents. The Company shall have obtained the consent of its board of directors authorizing (i) the execution, delivery and performance of this Agreement, the Warrant Agreement and the Registration and Shareholder Rights Agreement and (ii) the issuance and sale of the Private Placement Warrants hereunder and the Shares issuable upon exercise of the Private Placement Warrants hereunder.

D. No Injunction. No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by or in any court or governmental authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of any of the transactions contemplated by this Agreement or the Warrant Agreement.

E. Warrant Agreement. The Company shall have entered into the Warrant Agreement on terms satisfactory to the Company.

Section 6. Termination. This Agreement may be terminated at any time after September 30, 2021 upon the election by either the Company or the Purchaser upon written notice to the other party if the IPO Closing Date does not occur prior to such date.

Section 7. Miscellaneous.

A. Successors and Assigns. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective successors of the parties hereto whether so expressed or not. Notwithstanding the foregoing or anything to the contrary herein, the parties hereto may not assign this Agreement, other than assignments by the Purchaser to affiliates thereof (including, without limitation, one or more of its members).

B. Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

C. Counterparts. This Agreement may be executed simultaneously in two or more counterparts, none of which need contain the signatures of more than one party, but all such counterparts taken together shall constitute one and the same agreement. Signatures to this Agreement transmitted via facsimile or e-mail shall be valid and effective to bind the party so signing.

D. Descriptive Headings; Interpretation. The descriptive headings of this Agreement are inserted for convenience only and do not constitute a substantive part of this Agreement. The use of the word “including” in this Agreement shall be by way of example rather than by limitation.

E. Governing Law; Waiver of Jury Trial. This Agreement shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the internal laws of the State of New York, without giving effect to conflicts of law principles that would result in the application of the laws of another jurisdiction. THE PARTIES HERETO HEREBY WAIVE ANY RIGHT TO A JURY TRIAL IN CONNECTION WITH ANY LITIGATION PURSUANT TO THIS AGREEMENT AND THE TRANSACTIONS CONTEMPLATED HEREBY.

F. Amendments. This Agreement may not be amended, modified or waived as to any particular provision, except by a written instrument executed by the parties hereto.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

COMPANY:

ISRAEL AMPLIFY PROGRAM CORP.

By:
Name: [•]
Title: [•]

PURCHASER:

[•]

By:
Name: [•]
Title: [•]

[Signature Page to Private Placement Warrants Purchase Agreement]